Exhibit 99.3

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for Scienjoy and Wealthbridge on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of Wealthbridge” and “Selected Historical Consolidated Financial and Other Data of Scienjoy” and the historical financial statements of Wealthbridge and Scienjoy  incorporated by reference in or included elsewhere in the definitive proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this Form 8-K entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined shareholders’ equity per share information below does not purport to represent what the value of Wealthbridge and Scienjoy would have been had the companies been combined during the periods presented.

(in thousands, except share and per share data)

	Scienjoy	Wealthbridge	Pro Forma Combined
Three Months March 31, 2020
Net income (loss)	$5,309	$(104)	$5,168
Shareholders’ equity	29,910	5,000	33,621
Weighted average shares outstanding — basic and diluted		2,461,983	23,250,583
Basic and diluted net (loss) income per share		(0.11)	0.22
Shareholders’ equity per share — basic and diluted		2.03	1.45

	Scienjoy	Wealthbridge	Pro Forma Combined
Year Ended December 31, 2019
Net income	$21,534	$151	$21,584
Weighted average shares outstanding — basic and diluted		2,276,509	23,250,583
Basic and diluted net (loss) income per share		(0.35)	0.93

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Wealthbridge is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma combined balance sheet as of March 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations the three months ended March 31, 2020 and year ended December 31, 2019 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2019. This information should be read together with Scienjoy’s and Wealthbridge’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Scienjoy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Wealthbridge” and other financial information included elsewhere in this Form 8-K and in the definitive proxy statement.

The unaudited pro forma combined balance sheet as of March 31, 2020 has been prepared using the following:

●	Scienjoy’s unaudited historical consolidated balance sheet as of March 31, 2020, as included as an exhibit this Form 8-K; and

●	Wealthbridge’s unaudited historical balance sheet as of March 31, 2020, as included as an exhibit this Form 8-K.

The unaudited pro forma combined statement of operations for the three months ended Mach 31, 2020 has been prepared using the following:

●	Scienjoy’s unaudited historical consolidated statement of income for the three months ended March 31, 2020, as included as an exhibit this Form 8-K; and

●	Wealthbridge’s unaudited historical statement of operations for the three months ended March 31, 2020, as included as an exhibit this Form 8-K.

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 has been prepared using the following:

●	Scienjoy’s audited historical consolidated statement of income for the year ended December 31, 2019, as included elsewhere in the definitive proxy statement; and

●	Wealthbridge’s audited historical statement of operations for the year ended December 31, 2019, as included elsewhere in the definitive proxy statement.

Description of the Transactions

Wealthbridge acquired 100% of the issued and outstanding securities of Scienjoy, in exchange for approximately 16.4 million ordinary shares of Wealthbridge, among which 1.64 million ordinary shares of Wealthbridge were issued and held in escrow to satisfy any indemnification obligations of the Sellers. The Sellers also received an additional 3,000,000 ordinary shares of Wealthbridge at the closing because Scienjoy’s net income before tax for the year ended December 31, 2019 is RMB 156,540,470, greater than the Earnout 1 Target (as defined in the Share Exchange Agreement). Additionally, the Sellers may be entitled to receive additional earnout shares as further described in the Share Exchange Agreement.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Wealthbridge will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Scienjoy expecting to have a majority of the voting power of the post-combination company, Scienjoy senior management comprising substantially all of the senior management of the post-combination company, the relative size of Scienjoy compared to Wealthbridge, and Scienjoy operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Scienjoy issuing stock for the net assets of Wealthbridge, accompanied by a recapitalization. The net assets of Wealthbridge will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Scienjoy.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Scienjoy and Wealthbridge have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 16,400,000 ordinary shares issued to Scienjoy shareholders in connection with the Share Exchange Agreement and 3,000,000 ordinary shares issued to Scienjoy shareholders in connection with achievement of the Earnout 1 Target.

PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2020
(UNAUDITED)

(Amounts in thousands of US dollars, except share and per share data or otherwise stated)

	(A)	(B)	Pro Forma		Pro Forma
	Scienjoy	Wealthbridge	Adjustments		Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$25,853	$1	$59,345	(1)
			(550	) (2)
			(1,067	) (3)
			(53,754	) (4)	$29,828
Accounts receivable, net	14,092	-	-		14,092
Amounts due from related parties	1	-	-		1
Prepaid expenses and other current assets	1,774	42	-		1,816
Total Current Assets	41,720	43	3,974		45,737
Marketable securities held in Trust Account	-	59,345	(59,345	) (1)	-
Property and equipment, net	94	-	-		94
Intangible assets, net	60	-	-		60
Long term investments	705	-	-		705
Long term deposits and other assets	418	-	-		418
Deferred IPO costs	306	-	(306	) (3)	-
Deferred tax assets	40	-	-		40
Total Assets	$43,343	$59,388	$(55,677)		$47,054
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,949	$297	$(297	) (3)	$3,949
Accrued salary and employee benefits	1,532	-	-		1,532
Income tax payable	1,110	-	-		1,110
Loan payables - related parties	1,364	-	-		1,364
Amounts due to related parties	408	-	-		408
Deferred revenue	5,070	-	-		5,070
Total Current Liabilities	13,433	297	(297)		13,433
Promissory note - related party	-	1,282	(1,282	) (2)	-
Deferred underwriting fees	-	2,012	(2,012	) (3)	-
Total Liabilities	13,433	3,591	(3,591)		13,433
Commitments and Contingencies
Ordinary shares subject to redemption	-	50,797	(50,797	) (4)	-
Shareholders’ Equity
Ordinary shares	10	5,013	732	(2)
			7,343	(3)
			(2,957	) (4)
			1,339	(5)	11,480
Share subscription receivables	(10)	-	10	(5)	-
Additional paid-in capital	1,362	-	(1,362	) (5)	-
Statutory reserves	2,036	-	-		2,036
Retained earnings (Accumulated deficit)	26,512	(13)	(6,407	) (3)
			13	(5)	20,105
Total Shareholders’ Equity	29,910	5,000	(1,289)		33,621
Total Liabilities and Shareholders’ Equity	$43,343	$59,388	$(55,677)		$47,054

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited consolidated balance sheet of Scienjoy as of March 31, 2020. See Scienjoy’s financial statements and the related notes appearing elsewhere in this Form 8-K.

(B)	Derived from the unaudited balance sheet of Wealthbridge as of March 31, 2020. See Wealthbridge’s financial statements and the related notes appearing elsewhere in this Form 8-K.

(1)	Reflects the release of cash from marketable securities held in the trust account.

(2)	Reflects the settlement of promissory notes in the aggregate amount of $1,282,000 due to the Sponsor and Scienjoy, of which $550,000 will be in cash to the Sponsor, $157,000 will be forgiven by the Sponsor and will therefore be recorded as a capital contribution and $575,000 will be paid to the Sellers through the issuance of 57,500 units, valued at $10.00 per share.

(3)	Reflects the payment of fees and expenses related to the Business Combination, including $297,000 of accounts payable and accrued expenses directly attributable to the Business Combination, the deferred underwriting fee of $2,012,500 and legal, financial advisory, accounting and other professional fees of $6,407,000. An aggregate of $5,330,000 of fees payable to the underwriter and to an independent third party that acted as an advisor to the Business Combination will be paid through the issuance of an aggregate of 533,000 ordinary shares, valued of $10.00 per share. Wealthbridge and Chardan entered into a deferred underwriting fee agreement on April 10, 2020, pursuant to which Chardan received shares equal to the total amount of deferred underwriting fee divided by the effective conversion price. The effective conversion price is defined as the volume weighted average price (VWAP) of Wealthbridge’s rights from the date of the mailing of the definitive proxy statement to the date of the Extraordinary General Meeting, multiplied by 10. The effective conversion price was calculated to be $4.994, which is based on the VWAP of the rights for the period from April 15, 2020 through May 5, 2020, which resulted in the issuance of 402,983 ordinary shares. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $6,407,000 is reflected as an adjustment to retained earnings and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

(4)	To reflect the cancellation of $5,208,150 ordinary shares for shareholders who elected cash conversion for payment of $53,754,311.

(5)	Reflects the recapitalization of Wealthbridge through (a) the contribution of all the share capital in Scienjoy to Wealthbridge, (b) the issuance of 16,400,000 ordinary shares and (d) the elimination of the historical retained earnings of Wealthbridge, the accounting acquiree.

In connection with the achievement of the Earnout 1 Target, an aggregate of 3,000,000 ordinary shares were issued to the Scienjoy shareholders.

Upon consummation of the Business Combination, 6,077,500 rights (including the rights underlying the units based on the promissory note issued to Scienjoy on January 29, 2020) converted into 602,000 ordinary shares.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
THREE MONTHS MARCH 31, 2020
(UNAUDITED)

					Pro Forma
	(A)	(B)	Pro Forma		Income
	Scienjoy	Wealthbridge	Adjustments		Statement
Net revenues	$30,486	$-	$-		$30,486
Cost of revenues	23,184	-	-		23,184
Gross profit	7,302	-	-		7,302

Sales and marketing expenses	198	-	-		198
General and administrative expenses	490	285	(132	) (1)	643
Reearch and development expenses	897	-	-		897
Provision for doubtful accounts	61	-	-		61
Operating income (loss)	5,656	(285)	132		5,503

Other income (expense):
Interest income	75	177	(177	) (2)	75
Unrealized gain on marketable securities	-	4	(4	) (2)	-
Foreign exchange gain (loss), net	1	-	-		1
Other expense, net	(141)	-	-		(141)
Income before income taxes	5,591	(104)	(49)		5,438
Provision for income taxes	282	-	(12	) (3)	270
Net income (loss)	$5,309	$(104)	$(37)		$5,168

Weighted average shares outstanding, basic and diluted		2,461,983	20,788,600	(4)	23,250,583
Basic and diluted net (loss) income per share		$(0.11)			$0.22

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(UNAUDITED)

	(C) Scienjoy	(D) Wealthbridge	Pro Forma Adjustments		Pro Forma Income Statement
Net revenues	$131,378	$-	$-		$131,378
Cost of revenues	103,513	-	-		103,513
Gross profit	27,865	-	-		27,865

Sales and marketing expenses	546	-	-		546
General and administrative expenses	1,717	937	(953	)(1)	1,701
Research and development expenses	3,092	-	-		3,092
Provision for doubtful accounts	123	-	-		123
Operating income (loss)	22,387	(937)	953		22,403

Other income (expense):
Interest income	144	1,085	(1,085	)(2)	144
Unrealized gain on marketable securities	-	3	(3	)(2)	-
Foreign exchange gain (loss), net	(1)	-	-		(1)
Other expense, net	(45)	-	-		(45)
Income before income taxes	22,485	151	(135)		22,501
Provision for income taxes	951	-	(34	)(3)	917
Net income	$21,534	$151	$(101)		$21,584

Weighted average shares outstanding, basic and diluted		2,276,509	20,974,074	(4)	23,250,583
Basic and diluted net (loss) income per share		$(0.35)			$0.93

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited consolidated statement of income of Scienjoy for the three months ended March 31, 2020. See Scienjoy’s financial statements and the related notes appearing elsewhere in this Form 8-K.

(B)	Derived from the unaudited statement of operations of Wealthbridge for the three months ended March 31, 2020. See Wealthbridge’s financial statements and the related notes appearing elsewhere in this Form 8-K.

(C)	Derived from the audited consolidated statement of income of Scienjoy for the year ended December 31, 2019. See Scienjoy’s financial statements and the related notes appearing elsewhere in the definitive proxy statement.

(D)	Derived from the audited statement of operations of Wealthbridge for the year ended December 31, 2019. See Wealthbridge’s financial statements and the related notes appearing elsewhere in the definitive proxy statement.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Scienjoy and Wealthbridge in the amount of $0 and $132,000, respectively, for the three months ended March 31, 2020 and $689,000 and $264,000, respectively, for the year ended December 31, 2019.

(2)	Represents an adjustment to eliminate interest income and unrealized gain on marketable securities held in the trust account as of the beginning of the period.

(3)	To record normalized blended statutory income tax benefit rate of 25% for pro forma financial presentation purposes.

(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Wealthbridge’s initial public offering occurred as of January 1, 2019. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.

The following presents the calculation of basic and diluted weighted average ordinary shares outstanding. The computation of diluted loss per share excludes the effect of (1) warrants to purchase 3,010,000 ordinary shares and (2) a unit purchase option exercisable for 431,250 ordinary shares, warrants to purchase 215,625 ordinary shares and rights that convert into 43,125 ordinary share, because the inclusion of these securities would be anti-dilutive.

Combined
Weighted average shares calculation, basic and diluted
Wealthbridge public shares	1,116,850
Wealthbridge Sponsor shares	1,734,500
Wealthbridge shares issued to independent third party	164,000
Wealthbridge shares issued to underwriter	771,983
Wealthbridge shares issued for conversion of promissory note	63,250
Wealthbridge shares issued for earnout	3,000,000
Wealthbridge shares issued in the Business Combination	16,400,000
Weighted average shares outstanding	23,250,583
Percent of shares owned by Scienjoy	83.7%
Percent of shares owned by independent third party	0.7%
Percent of shares owned by underwriter	3.3%
Percent of shares owned by Wealthbridge	12.3%